J. C. BRADFORD & CO.
CORPORATE FINANCE





                 CONSENT OF J. C. BRADFORD & CO.




     We hereby consent to the reference to us in the Proxy Statement and Prospectus constituting part of this Registration Statement on Form S-4, and to the inclusion in such Proxy Statement and Prospectus of our fairness opinion (in whole but not in part) to the Board of Directors of The Cumberland Federal Bancorporation, Inc. to be dated as of the date of the Proxy Statement and Prospectus.


                                   J. C. BRADFORD & CO.



                                   /S/  James H. Graves
                                   James H. Graves
                                   Managing Director


Nashville, Tennessee
April 14, 1994